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                                                                    EXHIBIT 10.3


                                COMMERCIAL LEASE


         The parties to this Lease Agreement (hereinafter referred to as the "Lease"), made on September __, 2002 (but effective as of the date set forth herein as the commencement of the term) are Ramsay Hospital Properties, Inc., hereinafter referred to as "Landlord", which expression shall include the heirs, successors and assigns thereof, whose address is c/o Torys, LLP, 237 Park Avenue, New York, New York 10017, and Ramsay Youth Services of Georgia, Inc., hereinafter referred to as "Tenant", which expression shall include the heirs, successors and assigns thereof, whose address in One Alhambra Plaza, Suite 750, Coral Gables, Florida 33134.

                                   WITNESSETH:

         In consideration of the rents and covenants herein set forth, Landlord hereby leases to Tenant, and Tenant hereby rents from Landlord and has exclusive use of the Premises containing approximately Eighty-Four Thousand (84,000) Square Feet and located on approximately 19.45 acres of land which has the following addresses: 3500 Riverside Drive, 3472 and 3431 Northside Drive and 3541 Athens Drive in Macon, Georgia and all of the personal property located in each of the Premises (hereinafter called "Leased Premises"). A legal description of the Leased Premises is attached hereto as Exhibit A.

         This Lease shall be for the term, upon the rentals and subject to the terms and conditions set forth in this Lease Agreement.

         1.       LANDLORD'S WARRANTIES.  Landlord hereby warrants:

         1.1      that it is the owner of the Leased Premises;

         1.2      that it has full authority to enter into this Lease;

         1.3 that Tenant shall have peaceful and quiet use and possession of the Leased Premises without hindrance on the part of Landlord, so long as Tenant abides by the terms of this Lease, and subject to any mortgages or other matters to which this Lease is or shall become subject or subordinate.

         2. USE. The Leased Premises shall be used by Tenant as a residential treatment facility, specialty hospital and/or psychiatric acute hospital. Tenant will occupy the Leased Premises on the Commencement Date, and thereafter will continuously conduct in the Leased Premises the business permitted hereunder. Tenant will not use or permit or suffer the use of, the Leased Premises for any purpose not permitted hereunder. Tenant shall not commit or suffer to be




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committed any nuisance or other act or thing against public policy. Tenant agrees not to deface or damage the Leased Premises in any manner or overload the floors of the Leased Premises. Tenant agrees not to permit the use of the Leased Premises or any part thereof for any purpose prohibited by law or by applicable zoning, building, use, health, environmental or safety requirements of federal, state or local authorities, and Tenant further agrees, at its sole expense, to comply with and conform to all requirements of all governmental authorities having jurisdiction thereof, present or future, relating in any way to the condition, use and occupancy of the Leased Premises.

         3. TERM. Except as provided in subparagraph 3.1 hereof, the term of this Lease shall commence on September 1, 2002 (the "Commencement Date") and the initial term shall be for a period of Five (5) years, ending on August 31, 2007. Tenant shall have an option to extend the term of this Lease for two additional periods of five (5) years each, provided that the option set forth in this paragraph (a) may only be exercised upon written notice from Tenant to Landlord given no less than six months prior to the expiration of the initial or extended Term then in effect, as applicable.

         3.1 Should the Leased Premises not be available for occupancy as defined in Paragraph 3.2 by the Commencement Date, Landlord shall not be liable for any damage caused thereby, nor shall this Lease be void or voidable, but Tenant shall not be liable for any rent until the Leased Premises are available for occupancy.

         3.2 As used herein, "available for occupancy" shall mean that the Leased Premises were available for the Tenant to enter, use and occupy for its stated use pursuant to Paragraph 2 and the Landlord has complied with all zoning and occupancy requirements of the applicable governmental authorities.

         4. BASIC RENT.

         4.1 Tenant covenants and agrees to pay to Landlord, as rental for the Leased Premises, an amount per annum equal to 12% of the Aggregate Cost (as defined below). Such amount shall be payable in equal monthly installments. For all purposes of this Lease, the term "Aggregate Cost" shall mean the sum of the following amounts:

                  (1) the purchase price paid by the Landlord for the Leased
Premises:

                  (2) all costs incurred by Landlord in connection with its purchase of the Leased Premises, including all costs of settlement (it being agreed that such costs shall include without limitation all engineering, general contracting, environmental, legal, consulting, title insurance and recording costs and expenses); and

                  (3) all costs incurred by Landlord subsequent to its purchase of the Leased Premises in connection with the renovation, rehabilitation and improvement of the Leased Premises in preparation for the use of the Leased Premises by Tenant pursuant to this Lease.

         Landlord shall deliver a certificate to Tenant setting forth the amount of the Aggregate Costs within 60 days after the Commencement Date. Until the



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delivery of such certificate, Tenant shall pay Basic Rent pay at the rate of
$40,000 per month, subject to adjustment retroactively upon the delivery of such certificate.

         Rental payments are to be made in advance on the first (1st) day of each calendar month during the term of this Lease. All rents payable by Tenant to Landlord under this Lease shall be paid to Landlord at the office of Landlord herein designated by it for notices. Tenant will promptly pay all rentals herein prescribed when and as the same shall become due and payable. If Landlord shall pay any monies or incur any expenses in correction of violation of covenants herein set forth, any amounts so paid or incurred shall, at Landlord's option, and on notice to Tenant, be considered additional rentals, payable by Tenant with the first installment of rental thereafter becoming due and payable, and may be collected or enforced as by law provided in respect of rentals.

         4.2 COST OF LIVING INCREASE. The rent provided for above shall be adjusted effective upon the first day of the month immediately following the expiration of 12 months from the Commencement Date and upon the expiration of each 12 months thereafter in accordance with the changes in the U.S. Consumer Price Index for All Urban Consumers (1982-8=100), hereinafter called the "CPI". The monthly rent shall be increased to an amount equal to the monthly rent set forth above multiplied by a fraction the numerator of which is the CPI for the second calendar month immediately preceding the adjustment date and the denominator of which is the CPI for the second calendar month preceding the Commencement Date. Provided, however, in no event shall the monthly rent be less than the amount set forth above. The amount of increase for any calendar year shall be no greater than Five (5) percent.

         4.3 SECURITY DEPOSIT. Tenant shall deposit with Landlord or its Agent upon execution of this Lease Five Thousand and 00/100 Dollars ($5,000.00) as a security deposit that shall be held as security for the full and faithful performance by Tenant of each and every term, covenant and condition of this Lease. If any of the rents or other charges or sums payable by Tenant shall be overdue and unpaid or should payments be made on behalf of Tenant, then Landlord or its agent may, at its option, appropriate and apply the security deposit, or so much thereof as may be necessary to compensate toward the payment of the rents, charges or other sums due from Tenant, or towards any loss, damage or expense sustained by Landlord resulting from such default on the part of the Tenant; and in such event Tenant shall upon demand restore the security deposit to the original sum deposited. In the event Tenant performs all of Tenant's obligations under this lease, the security deposit shall be returned in full to Tenant within thirty (30) days after the expiration or sooner termination of the term of this Lease and the surrender of the Leased Premises by Tenant in compliance with the provisions of this Lease. The security deposit may be placed in an interest bearing account and any interest thereon shall be the property of the party due the same. If paid to the agent of the Tenant, said deposit will be held by the agent in a trust account for the benefit of the Landlord.

         5. OPERATING EXPENSES. Tenant shall pay during the term hereof, in addition to the Basic Rent the amount of all Operating Expenses in accordance with the following provisions:




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         5.1 "TRIPLE NET LEASE" Rental Payments are considered NNN (Net, Net,
Net). Tenant shall be responsible for all Operating Expenses, which shall include all real estates taxes, insurance and maintenance of the Leased Premises. Operating Expenses shall be defined as follows:

         Operating Expenses are determined by standard accounting practices including the following costs (but excluding those items specifically set forth in Section 5.2 below): (a) water and sewer charges and the cost of electricity, heating, ventilation, air conditioning, and other utilities not separately metered in the Leased Premises and paid for by Tenant; (b) utilities, surcharges and other costs, levies or assessments resulting from statutes or regulations promulgated by any governmental authority in connection with the use or occupancy of the Leased Premises; (c) cost of insurance obtained by Tenant or Landlord; (d) repair and maintenance (including capital expenditures) of the structural portions and the roofs of the Leased Premises and upkeep of parking facilities; (e) costs and expenses of gardening and landscaping; (f) maintenance of signs; (g) costs and expenses of repairs, resurfacing, repairing, maintenance, painting, lighting, cleaning, refuse removals, security and similar items of the Leased Premises.

         Tenant shall have the right to seek a real estate tax abatement at its sole cost and expense. Landlord agrees to cooperate with Tenant in this endeavor and if Tenant is successful, Tenant shall be reimbursed its pro rata share as defined in this Section 5.1 of any net abatement proceeds after expenses related to the abatement.

         5.2 EXCLUSIONS FROM OPERATING EXPENSES. Notwithstanding the provisions of Section 5.1 above to the contrary, "Operating Expenses" shall not include:

         (a) brokerage commissions, finders' fees, attorneys' fees, space planning costs incurred by Landlord in leasing or attempting to lease space in the Leased Premises;

         (b) any income, estate, or inheritance taxes associated with the ownership of the Leased Premises.

         6. ENVIRONMENTAL LAWS.

         6.1 Tenant shall not bring or permit to be brought onto the Leased Premises any Hazardous Materials (as defined below) without the prior written approval of Landlord. Any approval must be preceded by submission to Landlord of appropriate Material Safety Data Sheets (MSD Sheets). In the event of approval by Landlord, Tenant covenants that it will (1) comply with all requirements of any constituted public authority and all federal, state and local codes, statutes, rules and regulations, and laws, whether now in force or hereafter adopted relating to Tenant's use of the Leased Premises or relating to the storage, use, disposal, processing, distribution, shipping or sales of any hazardous, flammable, toxic, or dangerous materials, waste or substance, the presence of which is regulated by a federal, state, or local law, ruling, rule



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or regulation (hereafter collectively referred to as "Hazardous Materials"); (2)
comply with any reasonable recommendations by the insurance carrier of either Landlord or Tenant relating to the use by Tenant on the Leased Premises of such Hazardous Materials; (3) refrain from unlawfully disposing of or allowing the disposal of any Hazardous Materials upon, within, about or under the Leased Premises; and (4) remove all Hazardous Materials from the Leased Premises, either after their use by Tenant or upon the expiration or earlier termination of this Lease, in compliance with all applicable laws.

         6.2 Tenant shall be responsible for obtaining all necessary permits in connection with its use, storage and disposal of Hazardous Materials, and shall develop and maintain, and where necessary file with the appropriate authorities, all reports, receipts, manifests, filings, lists and invoices covering those Hazardous Materials, and Tenant shall provide Landlord with copies of all such items upon request. Tenant shall provide within five (5) days after receipt thereof, copies of all notices, orders, claims or other correspondence from any federal, state or local government or agency alleging any violation of any environmental law or regulation by Tenant, or related in any manner to Hazardous Materials. In addition, Tenant shall provide Landlord with copies of all responses to such correspondence at the time of the response.

         6.3 Tenant hereby indemnifies and holds harmless Landlord, its successors and assigns from and against any and all losses, liabilities, damages, injuries, penalties, fines, costs, expenses and claims of any and every kind whatsoever (including attorney's fees and costs, expenses or claims asserted or arising under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, from time to time, and regulations promulgated thereunder, any so-called state or local "Superfund" or "Superlien" law or any other federal, state or local statute, law or ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning any Hazardous Materials) paid, incurred or suffered by, or asserted against, Landlord as a result of any claim, demand or judicial or administrative motion by any person or entity (including governmental or private entities) for, with respect to, or as a direct or indirect result of, the presence on or under or the escape, seepage, leakage, spillage, discharge, emission or release from the Leased Premises of any Hazardous Materials caused by Tenant or Tenant's agents, employees, invitees or successors in interest. This indemnity shall also apply to any release of Hazardous Materials caused by a fire or other casualty to the Leased Premises if such Hazardous Materials were stored on the Leased Premises by Tenant, its agents, employees, invitees or successors in interest.

         6.4 If Tenant fails to comply with the covenants to be performed hereunder with respect to Hazardous Materials, or if any environmental protection lien is filed against the Leased Premises as a result of the actions of Tenant, its agents, employees or invitees, then the occurrence of any such events shall be considered a default hereunder.

         6.5 Tenant will give Landlord prompt notice of any release of Hazardous Materials, reportable or non-reportable, to federal, state or local authorities, or of any fire, or any damage occurring on or to the Leased Premises.



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         6.6 Tenant will use and occupy the Leased Premises and conduct its business in such a manner that the Leased Premises are neat, clean and orderly at all times with all chemicals or Hazardous Materials marked for easy identification and stored according to all codes as outlined above.

6.7 Upon obtaining knowledge of any event that could result in Tenant or any affiliated entity incurring liability or obligations in respect of environmental laws or governmental agency requirements or release of Hazardous Materials regarding the Leased Premises, Tenant shall, at its sole cost and expense, (i) obtain and provide to Landlord reports, certificates, engineering studies and tests and other written material or data, including, without limitation, Phase I and Phase II environmental reports and tests (collectively, "Environmental Studies") assessing the environmental conditions regarding the Leased Premises, and (ii) take such remedial action and undertake such investigation or other action as required by environmental laws or governmental agency requirements or as is appropriate and consistent with good business practice under the circumstances. If Landlord at any time has a reasonable basis to believe that there may be a previously undisclosed environmental condition in violation of environmental laws or governmental agency requirements or release of Hazardous Materials regarding the Leased Premises, or if any default under this Article 6 occurs, or for any or no reason within 90 days prior to the scheduled expiration date of this Lease or within 90 days prior to or following any early termination of this Lease, then, in any such case, upon Landlord's request therefor, Tenant agrees to obtain and provide to Landlord, at Tenant's sole cost and expense, such Environmental Studies as Landlord may reasonably require so as to satisfy Landlord that Tenant is in compliance with such environmental laws or governmental agency requirements or remediating any such release, to the extent relevant, and otherwise that the Leased Premises and Tenant each is in compliance with the terms and conditions of this Article 6 and all environmental laws and governmental agency requirements. Should Tenant fail to obtain and provide to Landlord such Environmental Studies within 30 days after Landlord's request, Landlord shall have the right to obtain them at Tenant's sole cost and expense.

         6.8. The indemnities and warranties and all other covenants, terms and conditions contained in this Article 6 shall survive the termination of this Lease.

         7. SERVICES. Subject to the provisions of Paragraph 5, above, Landlord agrees to see that there are furnished to the Leased Premises electricity, plumbing services, including reasonably hot and cold water and sanitary sewers, reasonable heat and air conditioning during the heating and air conditioning seasons of each year, and to adequately illuminate parking and passageways and stairways, all subject to interruption due to accident, to the making of repairs, alterations or improvements, to labor difficulties, to trouble in obtaining fuel, electricity, service or supplies from the sources from which they are usually obtained for said Leased Premises, governmental restraints, or to any cause beyond the Landlord's reasonable control. In the event of any interruption, Landlord covenants that it shall use all reasonable efforts to restore service as promptly as can be accomplished.




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         8. TERMINATION. This Lease and the tenancy hereby created shall cease and terminate at the end of the term hereof, without the necessity of any notice from either Landlord or Tenant to terminate the same, and Tenant hereby waives notice to vacate the Leased Premises and agrees that Landlord shall be entitled to the benefit of all provisions of law respecting the summary recovery of possession of Leased Premises from a Tenant holding over to the same extent as if statutory notice had been given. For the period of two (2) months prior to the expiration of the term of this Lease, Landlord shall have the right to show the Leased Premises and all parts thereof to prospective tenants during normal business hours as long as such showing does not interfere with the operation of Tenant's business and Landlord provides reasonable notice to Tenant.

         At the expiration or earlier termination of this Lease Agreement, Tenant shall, at Tenant's expense, remove all of the Tenant's personal property and trade fixtures (provided that Landlord has consented to the removal of said items as provided in this Paragraph), and repair all injury done by or in connection with the installation or removal of said property or fixtures, and surrender the Leased Premises, broom clean and in as good condition as they were at the beginning of the term, reasonable wear excepted. All repairs performed by or for Tenant shall be performed in a good, workmanlike manner and to the Landlord's satisfaction. All property of Tenant remaining on the Leased Premises within ten (10) business days after the expiration or earlier termination of this Lease Agreement shall be conclusively deemed abandoned and, at Landlord's option, may be retained by Landlord, or may be removed by Landlord, and Tenant shall reimburse Landlord for the reasonable cost of such removal. Landlord may have any such property stored at Tenant's risk and expense provided the Landlord notifies Tenant of the property's location and the terms upon which it is stored.

         9. OPERATION BY TENANT. Tenant will replace promptly at its own expense with glass of like kind and quality any plate glass of the Leased Premises which may become broken or cracked due to Tenant's negligence. Tenant will not use or permit the use of any apparatus or musical instrument for sound reproduction or transmission in such manner that the sounds so re-produced, transmitted or produced shall be audible beyond the interior of the Leased Premises. Tenant will keep all mechanical apparatus free of vibration and noise which may be transmitted beyond the confines of the Leased Premises. Tenant will comply with all laws and ordinances, all rules and regulations of governmental authorities, all regulations and recommendations of the Fire Underwriters Rating Bureau and such reasonable rules and regulations as Landlord may prescribe on advanced written notice to Tenant with respect to the use or occupancy of the Leased Premises by Tenant.

         10. MAINTENANCE, REPAIRS, ALTERATIONS AND COMMON AREAS SERVICES.

         10.1 TENANT'S OBLIGATIONS.

                  (a) Tenant shall keep the Leased Premises, interior and exterior walls, roof and the equipment used for the Leased Premises in good condition and repair. Except as provided in Paragraph 17, there shall be no



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abatement of rent or liability of Tenant on account of any injury or interference with Tenant's business with respect to any improvements, alterations or repairs made by Tenant to the Leased Premises or any part thereof.

         (b) On the last day of the term hereof, or on any sooner termination, Tenant shall surrender the Leased Premises to Landlord in the same condition as received, ordinary wear and tear excepted, clean and free of debris. Any damage or deterioration of the Leased Premises shall not be deemed ordinary wear and tear if the same could have been prevented by good maintenance practices by Tenant. Tenant shall repair any damage to the Leased Premises occasioned by the installation or removal of Tenant's trade fixtures, alterations, furnishings and equipment. Except as otherwise stated in this Lease, Tenant shall leave the air lines, power panels, electrical distribution systems, lighting fixtures, air conditioning, window coverings, wall coverings, carpets, wall paneling, ceilings and plumbing on the Leased Premises in good operating condition.

         10.3 ALTERATIONS AND ADDITIONS.

         (a) Tenant shall not, without Landlord's prior written consent, make any alterations, improvements, additions, Utility Installations or repairs in, on or about the Leased Premises. As used in this paragraph, the term "Utility Installation" shall mean carpeting, window and wall coverings, power panels, electrical distribution systems, lighting fixtures, air conditioning, plumbing and telephone and telecommunication wiring and equipment. At the expiration of the term, Landlord may require the removal of any or all of said alterations, improvements, additions or Utility Installations, at Tenant's expense. Should Landlord permit Tenant to make its own alterations, improvements, additions or Utility Installations, Tenant shall use only such contractor as has been expressly approved by Landlord, and Landlord may require Tenant to provide Landlord, at Tenant's sole cost and expense, a lien and completion bond in an amount equal to one and one-half times the estimated cost of such improvements, to insure Landlord against any liability for mechanic's and materialmen's liens and to insure completion of the work. Should Tenant make any alterations, improvements, additions or Utility Installations without the prior approval of Landlord, or use a contractor not expressly approved by Landlord, Landlord may, at any time during the term of this Lease, require that Tenant remove any part or all of the same.

         (b) Any alterations, improvements, additions or Utility Installations in or about the Leased Premises that Tenant shall desire to make shall be presented to Landlord in written form, with proposed detailed plans. Landlord shall give its consent to Tenant's making any reasonable alteration, improvement, addition or Utility Installation, that is necessary for the intended use of the leased Premises, and such consent shall be deemed conditioned upon Tenant acquiring a permit to do so from the applicable governmental agencies, furnishing a copy thereof to Landlord prior to the commencement of the work and compliance by Tenant with all conditions of said permit in a prompt and expeditious manner.




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         (c) Tenant shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Tenant at or for Tenant at or for use in the Leased Premises, which claims are or may be secured by any mechanic's or materialmen's lien against the Leased Premises or any interest therein.

         (d) Tenant shall give the Landlord not less than ten (10) days' notice prior to the commencement of any work in the Leased Premises by Tenant, and Landlord shall have the right to post notices of non-responsibility in or on the Leased Premises as provided by law. If Tenant shall, in good faith, contest the validity of any such lien, claim or demand, the Tenant shall, at its sole expense, defend itself and Landlord against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof against the Landlord or the Leased Premises, provided that, if Landlord shall require, Tenant shall furnish to Landlord a surety bond satisfactory to Landlord in an amount equal to such contested lien claim or demand indemnifying Landlord against liability for the same and holding the Leased Premises free from the effect of such lien or claim. In addition, Landlord may require Tenant to pay Landlord's reasonable attorney's fees and costs in participating in such action if Landlord shall decide it is to Landlord's best interest so to do.

         (e) All alterations, improvements, additions and Utility Installations (whether or not such Utility Installations constitute trade fixtures of Tenant), which may be made to the Leased Premises by Tenant, including but not limited to, floor coverings, paneling, doors, drapes, built-ins, moldings, sound attenuation, and lighting and telephone or communication systems, conduit, wiring and outlets, shall be made and done in a good and workmanlike manner and of good and sufficient quality and materials and shall be the property of Landlord and remain upon and be surrendered with the Leased Premises at the expiration of the Lease term, unless Landlord requires their removal pursuant to paragraph 10.3(a). Provided Tenant is not in default, notwithstanding the provisions of this paragraph 10.3(e), Tenant's personal property and equipment other than that which is affixed to the Leased Premises so that it cannot be removed without material damage to the Leased Premises and other than Utility Installations, shall remain the property of Tenant and may be removed by Tenant subject to the provisions of paragraph 10.2.

         (f) Tenant shall provide Landlord with as-built plans and specifications for any alterations, improvements, additions or Utility Installations.

         11. CONTESTING STATUTES. Tenant agrees that the Leased Premises shall not be used in violation of any federal or state statute, or municipal ordinance or law. If Tenant shall desire to contest the validity of any statute, rule, order, ordinance, requirement or regulation, Tenant may, at Tenant's own cost and expense, carry on such contest, and any noncompliance by Tenant during such contest shall not be deemed a breach of the covenants contained in this paragraph 11, provided that Tenant shall indemnify Landlord against all liability for costs, expenses, claims, losses, damages, fines and penalties, including reasonable attorneys' fees and costs, resulting from or reasonably incurred in connection with such contest and noncompliance.




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         In the event of the existence or enactment of any law or the making of any ordinance, rule, ruling or regulation which materially impedes or limits the use of the Leased Premises for any of the specific purposes set forth in paragraph 2 hereof, at the election of Tenant, to be exercised by notice thereof in writing, this Lease shall thereupon terminate and all liability hereunder shall cease from and after the date such impediment or limitation becomes effective, and all prepaid rent and additional rent, if any, shall be prorated on a daily basis and the excess, if any, paid by Landlord to Tenant.

         12. SIGNS AND ADVERTISING. Tenant will not place or suffer to be placed or maintained on the exterior of the leased Premises or on the glass of any window or door of the Leased Premises any sign, lettering, decoration, advertising matter or other thing of any kind, without first obtaining Landlord's written approval thereof. Tenant further agrees to maintain such sign, lettering, decoration, advertising matter or other thing as may be approved in good condition and repair at all times. The Landlord shall not be obligated to approve any proposed sign if the sign should detract from the overall aesthetic of the Leased Premises.

         13. INSURANCE. Tenant shall not permit any use of the Leased Premises which will make voidable any insurance on the Leased Premises or which shall be contrary to any law or regulation from time to time established by the New England Fire Insurance Rating Association, or any similar body succeeding to its powers. Tenant shall, on demand, reimburse Landlord in full for all extra insurance premiums caused by the Tenant's use of the Leased Premises. Tenant shall comply, without delay, with all reasonable requirements or recommendations from Landlord's insurance carrier regarding the maintenance and operation of the Leased Premises.

         The Tenant shall maintain with respect to the Leased Premises together with contractual liability endorsements covering Tenant's obligations under this Lease, comprehensive general public liability insurance with maximum coverage of $5,000,000 single limit in responsible companies qualified to do business in the State of Georgia and in good standing therein, insuring the Landlord as well as Tenant against injury to persons or damage to property as provided. The Tenant shall deposit with the Landlord certificates for such insurance at or prior to the commencement of the term, and thereafter within thirty (30) days prior to the expiration of any such policies. All such insurance certificates shall provide that such policies shall not be canceled without at least ten (10) days' prior written notice to each insured named therein. The Tenant shall include the Landlord in said policy as one of the named insured.

         The Tenant shall maintain with respect to the Leased Premises at its sole cost and expense insurance against loss by fire and all of the risks and perils usually covered by an extended coverage endorsement to a policy of casualty insurance upon property comparable to the Leased Premises, including vandalism, malicious mischief and so called "all risk" of physical loss endorsements, in an amount equal to not less than 100 % of the full replacement cost thereof.




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         14. NO LIABILITY. Tenant agrees to take such steps as it may deem necessary and adequate for the protection of itself, and its agents, employees and invitees, and the property of the foregoing, against injury, damage or loss, by insurance, as a self insurer, or otherwise. The Landlord, its agents and employees shall not be liable for any damage to property of the Tenant entrusted to employees of the Tenant or to any property, goods, or things contained in the Leased Premises or stored in the basement, or other part of the Leased Premises, unless due to the gross negligence or willful misconduct of the Landlord, its agents, contractors or employees.

         Tenant shall not be entitled to claim a constructive eviction from the Leased Premises for any condition or condition which Tenant is responsible for remedying pursuant to the provisions of this Lease and shall not be entitled to claim a constructive eviction from the Leased Premises unless Tenant shall have first notified Landlord in writing of the condition or conditions giving rise thereto, and the Landlord shall have failed within a twenty (20) day period after receipt of said notice to remedy such conditions, except in the case of emergency, in which case Landlord shall remedy such condition as soon as reasonably possible.

         To the extent possible, Tenant shall obtain, for each policy of insurance secured by it, provisions permitting waiver of any claim against Landlord for loss or damage within the scope of the insurance, and Tenant, for itself and its insurers, waives all claims against the Landlord as to such claims covered by such insurance. Nothing herein shall be construed to vary the force and effect of the first paragraph of this paragraph 14, and nothing contained in this paragraph 14 shall be deemed to excuse Landlord from its own gross negligence or willful misconduct.

         To the extent possible, Landlord shall obtain, for each policy of insurance secured by it, provisions permitting waiver of any claim against Tenant for loss or damage within the scope of the insurance, and Landlord, for itself and its insurers, waives all claims against the Tenant as to such claims covered by such insurance. Nothing contained in this paragraph shall be deemed to excuse Tenant from its own negligence or misconduct.

         15. INDEMNITY. Landlord shall not be liable for, and Tenant will indemnify and save harmless Landlord of and from, all fines, suits, claims, demands, losses, actions, attorneys' fees, damage, costs, expenses, disbursements, judgments, executions, liabilities, payments in settlement of any action, payments on any judgments, and interest, for any injury to person or damage to or loss of property on or about the Leased Premises, caused by the negligence or misconduct of, or breach of this Lease by, Tenant, its employees, subtenants, invitees or by any other person entering the Leased Premises under express or implied invitation of Tenant, or arising out of Tenant's use of the Leased Premises. Landlord shall not be liable or responsible for any loss or damage to any property or death or injury to any person occasioned by theft, fire, act of God, public enemy, criminal conduct of third parties, injunction, riot, strike, insurrection, war, court order, requisition or other action by any governmental body or authority, or any other matter beyond the control of

Landlord, or for any injury or damage or inconvenience which may arise through repair or alteration of any part of the Leased Premises, or failure to make repairs, or from any cause whatever except Landlord's gross negligence or willful misconduct.

         16. FIRE OR OTHER CASUALTY. In the event the Leased Premises shall be damaged by fire or other casualty, and as a result thereof the Tenant is unable to conduct its business, then the Tenant shall give immediate notice thereof to the Landlord, and after such notice, the rent for the Leased Premises shall be abated and the Landlord shall be allowed a reasonable time (not to exceed sixty
(60) days to repair the damage to the interior of the Leased Premises and restore same to such condition as will permit the resumption of the Tenant's business operations in accordance with all the requirements of applicable licensing authorities. In the event that the damage referred to herein above shall be of such a nature as to permit the Tenant's continued operations of business under its applicable licenses, thence the Tenant shall give immediate notice of such damage to the Landlord, and after such notice, an equitable abatement of rent shall be allowed to the Tenant for the time such part or parts of the Leased Premises shall remain untenantable or incapable of use and occupancy and this Lease shall, unless notice is given as set forth below, continue in full force and effect, and Landlord shall, at its own expense, with reasonable promptness not to exceed sixty (60) days, subject to force majeure as defined in Paragraph 24, and delays in making of insurance adjustments by Landlord, repair the Leased Premises. If the damage results from the act or omission of Tenant, or Tenant's agents, employees or invitees, Tenant shall not be entitled to any abatement or reduction of rent except to the extent Landlord is paid insurance proceeds for such lost rents. Landlord need not restore fixtures and improvements owned by Tenant or floor coverings, furnishings and other decorative features furnished by Tenant except to the extent Landlord's insurance covers such loss. In the event the Leased Premises shall, before or after the commencement of the term, be so severely damaged that it is not practicable to repair the same, and the Landlord shall decide to demolish or rebuild the Leased Premises, upon notice to Tenant, the term of this Lease shall cease and terminate, effective as of the time of the damage, and the accrued rent, if any, shall be paid up to the time of the damage. All proceeds of insurance payable as a result of fire or other casualty shall be the sole property of the Landlord, except for any portion of said proceeds which represents payment for damage to fixtures and improvements owned by Tenant or floor covering, furnishings and other decorative features furnished by Tenant and which are not restored by Landlord. Landlord agrees that if the repairs provided for herein cannot be made within sixty (60) days from the date of the casualty, subject to force majeure as defined in Paragraph 24, then in such event Tenant shall have the right, after said sixty (60) days' period but prior to substantial completion, to terminate this Lease on thirty (30) days' written notice to Landlord. Tenant may terminate this Lease if work is not fully completed within ninety (90) days.

         Tenant will take all steps necessary to prevent unreasonable fire hazards. Tenant agrees that any fire insurance policy carried by Tenant insuring Tenant's property located upon the Leased Premises shall contain a provision whereby the insurance carrier waives any right of subrogation against Landlord.

         The Tenant shall not permit any use of the Leased Premises which will make voidable any insurance on the Leased Premises, or on the contents of the Leased Premises, or which shall be contrary to any law or regulation from time to time established by the New England Fire Insurance Rating Association, or any similar body succeeding to its powers. The Tenant shall on demand reimburse the Landlord all extra insurance premiums caused by the Tenant's use of the Leased Premises. All insurance proceeds payable or assigned to Landlord by Tenant from the loss of fire, condemnation or other casualty will be limited to the proceeds from the insurance coverage required under this Lease.

         17. CONDEMNATION. If the whole of the Leased Premises shall be taken or condemned by any competent authority for any public use or purpose, then the term hereby granted shall cease on the day prior to the taking of possession by such authority or on the day prior to the vesting of title in such authority, whichever first occurs and rent hereunder shall be paid to and adjusted as of that day. Landlord agrees to give written notice of such taking to Tenant promptly.

         If a portion of the Leased Premises shall be taken or condemned and, as a result thereof, there shall be such a major change in the character of the Leased Premises as to prevent Tenant from using the same in substantially the same manner as theretofore used, then in that event, the Tenant may either cancel and terminate this Lease as of the date when the part of the Leased Premises so taken or condemned shall be required for such public purpose, or said Tenant may continue to occupy the remaining portion, providing, however, the Tenant shall give written notice to the Landlord within fifteen (15) days after receipt of notice from Landlord of any taking or vesting of title, of its election.

         In the event the Tenant shall remain in possession and occupation of the remaining portion, all the terms and conditions of this Lease shall remain in full force and effect with respect to such remaining portion, except that the rent reserved to be paid hereunder shall be equitably adjusted according to the amount and value of such remaining space. The entire award of damages or compensation for the Leased Premises taken, or the amount paid pursuant to private purchase in lieu thereof, whether such condemnation or sale be total or partial, shall belong to and be the property of Landlord and the Tenant hereby assigns to the Landlord any and all such award or purchase price. All insurance proceeds payable or assigned to Landlord by Tenant from the loss of fire, condemnation or other casualty will be limited to the proceeds from the insurance coverage required under this Lease. Nothing herein contained shall be deemed or construed to prevent Tenant from interposing and prosecuting in any condemnation proceeding, a claim for moving expenses, trade fixtures installed or owned by the Tenant and in the case of a partial condemnation of the Leased Premises, the cost, loss or damage sustained by the Tenant as the result of any alterations, modifications or repairs which may be reasonably required of the Tenant in order to place the remaining portion of the Leased Premises not so condemned, in a suitable condition for the Tenant's occupancy.

         18. INSPECTION BY LANDLORD. Tenant will permit Landlord, its agents, employees and contractors to enter the Leased Premises and all parts thereof during the Tenant's regular business hours to inspect the same as long as same does not interfere with the operation of Tenant's business.

         19. ASSIGNMENT AND SUBLETTING.

         19.1 LANDLORD'S CONSENT REQUIRED. Tenant shall not voluntarily or by operation of law (including as a result of a change in control) assign, transfer, mortgage, sublet or otherwise transfer or encumber all or any part of Tenant's interest in the Lease or in the Leased Premises, without Landlord's prior written consent, which Landlord shall not unreasonably withhold. Landlord shall respond to Tenant's request for consent hereunder in a timely manner and any attempted assignment, transfer, mortgage, encumbrance or subletting without such consent shall be void, and shall constitute a material default and breach of this Lease, without the need for notice to Tenant under Paragraph 21.1.

         19.2 TENANT AFFILIATE. Notwithstanding the provisions of Paragraph 19.1 hereof, Tenant may assign or sublet the Leased Premises or any portion thereof, without Landlord's consent, to any corporation which controls, is controlled by or is under common control with Tenant, or to any corporation resulting from the merger or consolidation with Tenant, or to any person or entity which acquires all the assets of Tenant as a going concern or the business that is being conducted on the Leased Premises, all of which are referred to as "Tenant Affiliate"; provided that before such assignment shall be effective, (a) said assignee shall assume, in full, the obligations of Tenant under this Lease and
(b) Landlord shall be given written notice of such assignment and assumption. Any such assignment shall not, in any way, affect or limit the liability of Tenant under the terms of this Lease even if after such assignment or subletting the terms of this Lease are materially changed or altered without the consent of Tenant, the consent of which shall not be necessary.

         19.3 TERMS AND CONDITIONS APPLICABLE TO ASSIGNMENT AND SUBLETTING.

         (a) Regardless of Landlord's consent, no assignment or subletting shall release Tenant of Tenant's obligations hereunder or alter the primary liability of Tenant to pay the rent and other sums due Landlord hereunder including the Operating Expenses, and to perform all other obligations to be performed by Tenant hereunder.

         (b) Landlord may accept rent from any person other than Tenant pending approval or disapproval of such assignment.

         (c) Neither a delay in the approval or disapproval of such assignment or subletting, nor the acceptance of rent, shall constitute a waiver or estoppel of Landlord's right to exercise its remedies for the breach of any of the terms or conditions of this Paragraph 19.3 of this Lease.

         (d) If Tenant's obligations under this lease have been guaranteed by third parties, then an assignment or sublease, and Landlord's consent thereto, shall not be effective unless said guarantors give their written consent to such sublease and the terms thereof.

         (e) The consent by Landlord to any assignment or subletting shall not constitute a consent to any subsequent assignment or subletting by Tenant or to any subsequent or successive assignment or subletting by the sublessee. However, Landlord may consent to subsequent sublettings and assignments of the sublease or any amendments or modifications thereto without notifying Tenant or anyone else liable on this Lease or such sublease and without obtaining their consent, and such action shall not relieve such persons from liability under this Lease or said sublease; however, such persons shall not be responsible to the extent any such amendment or modification enlarges or increases the obligations of the Tenant or sublessee under this Lease or such sublease.

         (f) In the event of any default under this Lease, Landlord may proceed directly against Tenant, any guarantors or any one else responsible for the performance of this Lease, including the sublessee, without first exhausting Landlord's remedies against any other person or entity responsible therefor to Landlord, or any security held by Landlord or Tenant.

         (g) Landlord's written consent to any assignment or subletting of the Leased Premises by Tenant shall not constitute an acknowledgement that no default then exists under this Lease of the obligations to be performed by Tenant nor shall such consent be deemed a waiver of any then existing default, except as may be otherwise stated by Landlord at the time.

         (h) The discovery of the fact that any financial statement relied upon by Landlord in giving its consent to an assignment or subletting was materially false shall, at Landlord's election, render Landlord's said consent null and void.

         19.4 ADDITIONAL TERMS AND CONDITIONS APPLICABLE TO SUBLETTING. Regardless of Landlord's consent, the following terms and conditions shall apply to any subletting by Tenant of all or any part of the Leased Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:

         (a) Tenant hereby assigns and transfers to Landlord all of Tenant's interest in all rentals and income arising from any sublease heretofore or hereafter made by Tenant, and Landlord may collect such rent and income and apply same toward Tenant's obligations under this Lease; provided, however, that until a default shall occur in the performance of Tenant's obligations under this Lease, Tenant may receive, collect and enjoy the rents accruing under such sublease. Landlord shall not, by reason of this or any other assignment of such sublease to Landlord nor by reason of the collection of the rents from a sublessee, be deemed liable to the sublessee for any failure of Tenant to perform and comply with any of Tenant's obligations to such sublessee under such sublease. Tenant hereby irrevocably authorizes and directs any such sublessee, upon receipt of a written notice from Landlord stating that a default exists in the performance of Tenant's obligations under this Lease, to pay to Landlord the rents due and to become due under the sublease. Tenant agrees that such sublessee shall have the right to rely upon any statement and request from Landlord, and that such sublessee shall pay such rents to Landlord without any obligation or right to inquire as to whether such default exists and notwithstanding any notice from or claim from Tenant to the contrary. Tenant shall have no right or claim against said sublessee or Landlord for any such rents so paid by said sublessee to Landlord.

         (b) No sublease entered into by Tenant shall be effective unless and until it has been approved in writing by Landlord. In entering into any sublease, Tenant shall use only such form of sublease as is satisfactory to Landlord, and once approved by Landlord such sublease shall not be changed or modified without Landlord's prior written consent. Any sublessee shall, by reason of entering into a sublease under this Lease, be deemed, for the benefit of Landlord, to have assumed and agreed to conform and comply with each and every obligation herein to be performed by Tenant other than such obligations as are contrary to or inconsistent with provisions contained in a sublease to which Landlord has expressly consented in writing.

         (c) In the event Tenant shall default in the performance of its obligations under this Lease, Landlord at its option and without any obligation to do so, may require any sublessee to attorn to Landlord, in which event Landlord shall undertake the obligations of Tenant under such sublease from the time of the exercise of such option to the termination of such sublease; provided however, Landlord shall not be liable for any prepaid rents or security deposit paid by such sublessee to Tenant or for any other prior defaults of Tenant under such sublease.

         (d) No sublessee shall further assign or sublet all or any part of the Leased Premises without Landlord's prior written consent.

         (e) With respect to any subletting to which Landlord has consented, Landlord agrees to deliver a copy of any notice of default by Tenant to the sublessee. Such sublessee shall have the right to cure a default of Tenant within three (3) days after service of said notice of default upon such sublessee, and the sublessee shall have a right of reimbursement and offset from and against Tenant for any such defaults cured by the sublessee.

         19.5 LANDLORD'S EXPENSES. In the event Tenant shall assign or sublet the Leased Premises or request the consent of Landlord to any assignment or subletting or if Tenant shall request the consent of Landlord for any act Tenant proposes to do then Tenant shall pay Landlord's reasonable costs and expenses incurred in connection therewith, including attorneys', architects', engineers' or other consultants' fees.

         19.6 CONDITIONS TO CONSENT. Landlord reserves the right to condition any approval to assign or sublet upon Landlord's determination that; (a) the proposed assignee or sublessee shall conduct a business on the Leased Premises of a quality substantially equal to that of Tenant, and (b) the proposed assignee or sublessee be as least as financially responsible as Tenant was expected to be at the time of the execution of this Lease or of such assignment or subletting, whichever is greater.

         20. PERFORMANCE BY TENANT. Tenant covenants and agrees that it will perform all agreements herein expressed on its part to be performed, and that it will promptly upon receipt of written notice specifying action desired by Landlord in connection with any such covenant, except the covenant to pay rent, commence to comply with such notice. If Tenant shall not commence and proceed diligently to comply with such notice to the satisfaction of Landlord within twenty (20) business days after delivery thereof, then Landlord may, at its option, enter upon the Leased Premises, and do the thing specified in said notice, and Landlord shall have no liability to Tenant for any loss or damage resulting in any way from such action by Landlord, and Tenant agrees to pay promptly upon demand, any reasonable expense incurred by Landlord in taking such action.

         21. DEFAULT; REMEDIES.

         21.1 DEFAULT. The occurrence of any one or more of the following events shall constitute a material default of this Lease by Tenant:

         (a) The vacation or abandonment of the Leased Premises by Tenant. Vacation of the Leased Premises shall include the failure to occupy the Leased Premises for a continuous period of sixty (60) days or more, whether or not the rent is paid.

         (b) The breach by Tenant of any of the covenants, conditions or provisions of Paragraphs 10.3 (alterations), 19 (assignment or subletting), 21.1(a) (vacation or abandonment), 21.1(e) (insolvency), 21. l (f) (false statement), or 26 (estoppel certificate), all of which are hereby deemed to be material, non-curable defaults without the necessity of any notice by Landlord to Tenant thereof.

         (c) The failure by Tenant to make any payment of rent or any other payment required to be made by Tenant hereunder, as and when due, where such failure shall continue for a period of seven (7) days after written notice thereof from Landlord to Tenant. In the event that Landlord serves Tenant with a Notice to Pay Rent or Quit pursuant to applicable Unlawful Detainer statutes such Notice to Pay Rent or Quit shall also constitute the notice required by this subparagraph.

         (d) The failure by Tenant to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Tenant other than those referenced in subparagraphs (b) and (c), above, where such failure shall continue for a period of thirty (30) days after written notice thereof from Landlord to Tenant; provided, however, that if the nature of Tenant's noncompliance is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commenced such cure within said thirty (30) day period and thereafter diligently pursues such cure to completion. To the extent permitted by law, such thirty (30) days notice shall constitute the sole and exclusive notice required to be given to Tenant under applicable Unlawful Detainer statutes.

         (e) The making by Tenant of any general arrangement or general assignment for the benefit of creditors; (ii) Tenant becoming a "Debtor" as defined in 11 U.S. Sec. 101 or any successor statute thereto (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60)
days); (iii) the appointment of a trustee or receiver to take possession of substantially of all of Tenant's assets located at the leased Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within (30) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Leased Premises or of Tenant's interest in this Lease, where such seizure is not discharged within thirty (30) days. In the event that any provision of this paragraph 21.1(e) is contrary to any applicable law, such provision shall be of no force or effect.

         (f) The discovery by Landlord that any financial statement given to Landlord by Tenant, or its successor in interest or by any guarantor of Tenant's obligation hereunder, was materially false.

         21.2 REMEDIES. In the event of any material default or breach of this Lease by Tenant that has not been cured within the time frame defined in 22.1
(d) of this Lease, Landlord may at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy which Landlord may have by reason of such default:

         (a) Terminate Tenant's right to possession of the Leased Premises by any lawful means, in which case this Lease and the term hereof shall terminate and Tenant shall immediately surrender possession of the Leased Premises to Landlord. In such event, Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default including, but not limited to, the cost of recovering possession of the Leased Premises; expenses of reletting, including necessary renovation and alteration of the Leased Premises, reasonable attorneys' fees, and any real estate commission actually paid; the worth at the time of award by the court having jurisdiction thereof of the amount by which the unpaid rent for the balance of the term after the time of such award exceeds the amount of such rental loss for the same period that Tenant proves could be reasonably avoided; that portion of the leasing commission paid by Landlord applicable to the unexpired term of this Lease.

         (b) Maintain Tenant's right to possession in which case this Lease shall continue in effect whether or not Tenant shall have vacated or abandoned the Leased Premises. In such event, Landlord shall be entitled to enforce all of Landlord's rights and remedies under this Lease, including the right to recover the rent as it becomes due hereunder.

         (c) Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the state wherein the Leased Premises are located. Unpaid installments of rent and other unpaid monetary obligations of Tenant under the terms of this Lease shall bear interest from the date due at the maximum rate then allowable by law.

         21.3 DEFAULT BY LANDLORD. Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event later than thirty (30) days after written notice by Tenant to Landlord and to the holder of any first mortgage or deed of trust covering the Leased Premises whose name and address shall have been furnished to Tenant in writing, specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such 30-day period and thereafter diligently pursues the same to completion.

         21.4 LATE CHARGES. Tenant hereby acknowledges that late payment by Tenant to Landlord of Basic Rent, Operating Expenses or any other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any mortgage or trust deed covering the Leased Premises. Accordingly, if any installment of Basic Rent, Operating Expenses, or any other sum due from Tenant shall not be received by Landlord or Landlord's designee within ten (10) days after such amount shall be due, then, without any requirement for notice to Tenant, Tenant shall pay to Landlord a late charge equal to Five (5) percent of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of its rights and remedies granted hereunder.

         22. REMEDIES CUMULATIVE. No mention in this Lease of a specific right or remedy shall preclude Landlord from exercising any other right or from having any other remedy, or from maintaining any action to which it may otherwise be entitled either at law.

         23. SUCCESSORS AND ASSIGNS. This Lease and the covenants and conditions herein contained shall inure to the benefit of and be binding upon Landlord, its successors and assigns and shall be binding upon Tenant, its successors and assigns, and shall inure to the benefit of Tenant and only such assigns of Tenant to whom the assignment by Tenant has been consented to by Landlord pursuant to the provisions of Paragraph 19 hereof.

         24. FORCE MAJEURE. Landlord shall be excused for the period of any delay in the performance of any obligations hereunder when prevented from so doing by cause or causes beyond Landlord's control which shall include without limitation, all labor disputes, civil commotion, war, war-like operations, acts of terrorism, invasion, rebellion, hostilities, military or usurped power, sabotage, governmental regulations or controls, fire or other casualty, inability to obtain any material, utility, service, or financing not within the control of the Landlord or through acts of God.

         25. NOTICES. Any notice from the Landlord to the Tenant relating to the Leased Premises or to the occupancy thereof , shall be deemed duly served if mailed to the Tenant at the address listed below, registered or certified mail, return receipt requested, postage prepaid, addressed to the Tenant at:

         Ramsay Youth Services of Georgia, Inc.
         One Alhambra Plaza, Suite 750
         Coral Gables, Florida 33134
         Attention: Vice President of Corporate Services

         Any notice from the Tenant to the Landlord relating to the Leased Premises or to the occupancy thereof, shall be deemed duly served, if mailed to the Landlord by registered or certified mail, return receipt requested, postage prepaid, addressed to the Landlord at such address as the Landlord may from time to time advise in writing. All rent notices shall be paid and sent to the Landlord at the address in the opening paragraph of this Lease.

         Either party may, at any time or from time to time, designate in writing a substitute address for that above set forth, and thereafter notices shall be directed to such substitute address.

         26. ESTOPPEL CERTIFICATE.

         26.1 Tenant shall at any time upon not less than ten (10) days' prior written notice from Landlord execute, acknowledge and deliver to Landlord a statement in writing, in form and substance reasonably satisfactory to Landlord,
(1) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect), the amount of any security deposit, and the date to which the rent and other charges are paid in advance, if any, and (2) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Leased Premises.

         26.2 At Landlord's option, Tenant's failure to deliver such statement within such time shall be a material breach of this Lease or shall be conclusive upon Tenant (1) that this Lease is in full force and effect, without modification except as may be represented by Landlord, (2) that there are no uncured defaults in Landlord's performance, and (3) that not more than one month's rent has been paid in advance. Any such failure by Tenant may be considered by Landlord as a default by Tenant under this Lease.

         26.3 If Landlord desires to finance, refinance, or sell the Leased Premises, or any part thereof, Tenant hereby agrees to deliver to any lender or purchaser designated by Landlord such financial statements of Ramsay Youth Services, Inc. and of Tenant as may be reasonably required by such lender or purchaser. Such statements shall include the past three fiscal years' financial statements of Ramsay Youth Services, Inc. and of Tenant. All such financial statements shall be received by Landlord and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

         27. APPLICABLE LAW. This Lease shall be construed under the laws of the State of Georgia.

         28. CAPTIONS AND HEADINGS. The captions and headings throughout this Lease are for convenience and reference only, and the words contained therein shall in no way be held or deemed to define, limit, describe, explain, modify, amplify or add to the interpretation, construction or meaning of any provision or the scope or intent of this Lease nor in any way affect this Lease.

         29. PURCHASE OPTIONS. (a) Tenant shall have the right and option, exercisable upon thirty (30) days notice to Landlord at any time during the Term, to purchase the Leased Premises from Landlord on the terms and conditions provided below. Upon receipt of such notice, Landlord shall have the obligation to sell the Leased Premises to Tenant on such terms and conditions.

                  (b) Landlord shall have the right and option, exercisable upon thirty (30) days notice to Tenant after the occurrence of a Sale Event (as defined below) to require Tenant to purchase the Leased Premises from Landlord on the terms and conditions provided below. Upon receipt of such notice, Tenant shall have the obligation to purchase the Leased Premises from Landlord on such terms and conditions.

                  (c) Any purchase and sale of the Leased Premises pursuant to the exercise of the option set forth in either subparagraph (a) or (b) above shall be consummated within thirty (30) days following delivery of the notice of exercise thereof. The purchase price for the Leased Premises upon any such purchase and sale shall be paid in cash and shall be equal to the Aggregate Costs plus, commencing on the first anniversary of the Commencement Date, an amount equal to (x) the percentage increase in the CPI subsequent to the Commencement Date multiplied by (y) the Aggregate Costs. All other terms and conditions, and the manner of closing, of such purchase and sale, including, without limitation, the form of deed, quality of title conveyed and title clearance obligations of seller, shall be as is reasonable and customary for purchase and sale transactions in the Macon, Georgia area for properties similar to the Leased Premises.

                  (d) For purposes hereof, each of the following shall be a Sale
Event:



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

                           (1) a material breach or material default by Tenant
under this Lease which entitles Landlord to terminate this Lease or results in the termination of this Lease; and

                           (2) a Change in Control of Ramsay Youth Services,
Inc. ("RYSI"). The occurrence of any of the following events shall constitute a "Change in Control":

                                    (i) any "person", as such term is used in
Sections 3(a)(9) and 13(d) of the Securities Exchange Act of 1934 (other than Paul Ramsay and entities 26 controlled directly or indirectly by him), becomes a "beneficial owner," as such term is used in Rule 13d-3 promulgated under that act, of 35% or more of the Voting Stock of RYSI;

                                    (ii) the majority of the board of directors
of RYSI consists of individuals other than Incumbent Directors, which term means the members of the board on the date of this Lease; provided that any person becoming a director subsequent to such date whose election or nomination for election was supported by two-thirds of the directors who then comprised the Incumbent Directors shall be considered to be an Incumbent Director;

                                    (iii) RYSI adopts any plan of liquidation
providing for the distribution of all or substantially all of its assets;

                                    (iv) all or substantially all of the assets
or business of RYSI is disposed of pursuant to a merger, consolidation or other transaction (unless the stockholders of the Company immediately prior to such merger, consolidation or other transaction beneficially own, directly or indirectly, in substantially the same proportion as they owned the Voting Stock of RYSI, all of the Voting Stock or other ownership interests of the entity or entities, if any, that succeed to the business of RYSI); or

                                    (v) RYSI combines with another company and
is the surviving corporation but, immediately after the combination, the stockholders of RYSI immediately prior to the combination hold, directly or indirectly, less than 80% of the Voting Stock of the combined company (there being excluded from the number of shares held by such stockholders, but not from the Voting Stock of the combined company, any shares received by affiliates of such other company in exchange for stock of such other company).

                                    (vi) For purposes hereof, "Voting Stock"
shall mean securities of any class or classes having general voting power under ordinary circumstances, in the absence of contingencies, to elect the directors of a corporation.

         30. GUARANTY. Tenant agrees that Tenant shall arrange for all of the obligations of the Tenant under this Lease to be guaranteed by RYSI. In furtherance of the foregoing, the Tenant hereby agrees to deliver to the Landlord, on or prior to the Commencement Date, a guaranty agreement, in a form which is satisfactory to the Landlord in its sole discretion, duly executed by RYSI in favor of the Landlord, wherein RYSI guarantees all of such obligations.



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



         IN WITNESS WHEREOF, the parties hereto have executed this Lease Agreement under their respective seals as of the day and year first above written.

                                     LANDLORD:

                                     RAMSAY HOSPITAL PROPERTIES, INC.
                                     C/O TORYS, LLP
                                     237 PARK AVENUE
                                     NEW YORK, NEW YORK 10017


ATTEST:

                                     By:
----------------------------               ------------------------------------


                                     Its:
----------------------------               ------------------------------------


                                      TENANT:

                                     RAMSAY YOUTH SERVICES OF
                                     GEORGIA, INC.
                                     One Alhambra Plaza, Suite 750
                                     Coral Gables, Florida 33134

ATTEST:

                                     By:
----------------------------               ------------------------------------


                                     Its:
----------------------------               ------------------------------------





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